Exhibit 99.1

EARNINGS RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Reports Fiscal First Quarter 2023 Financial Results

Fiscal Q1 2023 revenue totaled $16.3 million, an increase of 61% year-over-year

Sprout recorded $8.2 million in revenue, its largest net sales quarter on record

Personal Care and Beauty recorded $5.1 million in revenue, the highest in over two years

Company will host a conference call at 5:00 p.m. (Eastern Time) Monday, August 15, 2022, to discuss these results

LAVAL, QUÉBEC, CANADA – August 15, 2022 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT) (TSX: NEPT), a diversified and fully integrated health and wellness company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced its financial and operating results for the three-month period ending June 30, 2022.

Statement from Neptune Management and Board of Directors:

"The results Neptune achieved in the first quarter of fiscal 2023 reflect the impacts of strategic decisions we have made over the past year to become a leading consumer packaged goods company. We reported revenue of $16.3 million, an increase of 61% year-over-year, led by Sprout, which had its largest net sales quarter yet, and our personal care and beauty products, which generated the largest quarter of revenue in two years.”

“We are also continually striving to reduce expenses. Since our strategic review in late 2021, and including our most recent payroll reductions at cannabis and corporate, we have now reduced expenditures by approximately $18 million. This figure includes $7.6 million of reduced payroll expense across corporate and business units, with total headcount decreasing from 170 to 56, a 67% reduction. While it has been a year of tough strategic decisions, we are laser-focused on a path to growth and profitability and believe we are well-positioned to create value going forward.”

First Quarter 2023 Financial Highlights:

•
Fiscal first quarter 2023 revenue totaled $16.3 million, as compared to $10.1 million or an increase of 61% for the same period in fiscal 2022.
•
Reported fiscal first quarter 2023 gross profit loss of $2.9 million compared to a gross profit loss of $2.3 million for the fiscal first quarter 2022.
•
Adjusted EBITDA (non-GAAP) loss for fiscal first quarter 2023 was $9.8 million compared to an Adjusted EBITDA (non-GAAP)1 loss of $12.9 million for fiscal first quarter 2022

•
Reported first quarter net loss of $6.5 million compared to a reported net loss of $18.9 million in the prior comparable period in fiscal 2022.

[1] This is a non-GAAP measure. For further information on non-GAAP measures, please refer to the “Non-GAAP Measures” section of this news release. Please also refer to the tables in this news release for a reconciliation of this Non-GAAP measure to the most directly comparable GAAP measure.

First Quarter Business Highlights:

•
Launched a new CPG-focused strategic plan to profitability, including divestiture of cannabis business.
•
Announced appointment of Raymond Silcock as Chief Financial Officer.
•
Announced the addition of Philip Sanford as Audit Chair of Neptune’s Board of Directors.
•
Launched a new line of CoComelon co-branded organic snack bars.
•
Announced the completion of a share consolidation.
•
Closed a US$5,000,000 Registered Direct Offering Priced At-the-Market Under Nasdaq Rules.

Subsequent Events and Business Updates:

•
Announced Amendment and Expansion of Sprout Secured Promissory Notes led by Morgan Stanley to expand the facility from US$22.5 million to a maximum of US$37.5 million.
•
Provided a Sprout Organics Distribution Update and discussed potential expansion into new product categories beyond Baby Food Aisle.

Conference Call Details:

The Company will host a conference call at 5:00 p.m. (Eastern Time) on Monday, August 15, 2022, to discuss these results. The conference call will be webcast live and can be accessed by registering on the Events and Presentations portion of Neptune's Investor Relations website at www.investors.neptunewellness.com. The webcast will be archived for approximately 90 days.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Balance Sheets

(Unaudited) (in U.S. dollars)

	As at	As at
	June 30, 2022	March 31, 2022
Assets

Current assets:
Cash and cash equivalents	$6,231,968	$8,726,341
Short-term investment	18,715	19,255
Trade and other receivables	6,182,876	7,599,584
Prepaid expenses	2,865,974	3,983,427
Inventories	14,056,514	17,059,406
Assets held for sale	21,834,039	—
Total current assets	51,190,086	37,388,013

Property, plant and equipment	1,412,323	21,448,123
Operating lease right-of-use assets	2,046,835	2,295,263
Intangible assets	21,013,953	21,655,035
Goodwill	22,093,222	22,168,288
Total assets	$97,756,419	$104,954,722

Liabilities and Equity

Current liabilities:
Trade and other payables	$21,296,277	$22,700,849
Current portion of operating lease liabilities	626,928	641,698
Deferred revenues	351,551	285,004
Provisions	1,229,462	1,118,613
Liability related to warrants	3,167,947	5,570,530
Liabilities directly associated with assets held for sale	3,537,176	—
Total current liabilities	30,209,341	30,316,694

Operating lease liabilities	1,873,919	2,063,421
Loans and borrowings	11,881,589	11,648,320
Other liability	12,931	88,688
Total liabilities	43,977,780	44,117,123

Shareholders' Equity:
Share capital - without par value (7,614,434 shares issued and outstanding as of June 30, 2022; 5,560,829 shares issued and outstanding as of March 31, 2022)	318,921,917	317,051,125
Warrants	6,079,890	6,079,890
Additional paid-in capital	56,346,589	55,980,367
Accumulated other comprehensive loss	(10,605,642)	(7,814,163)
Deficit	(327,466,047)	(323,181,697)
Total equity attributable to equity holders of the Corporation	43,276,707	48,115,522

Non-controlling interest	10,501,932	12,722,077
Total shareholders' equity	53,778,639	60,837,599

Commitments and contingencies
Subsequent events
Total liabilities and shareholders' equity	$97,756,419	$104,954,722

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

(Unaudited) (in U.S. dollars)

For the three-month periods ended June 30, 2022 and 2021

	June 30, 2022	June 30, 2021

Revenue from sales, net of excise taxes	$15,968,098	$9,821,640
Royalty revenues	284,189	236,067
Other revenues	19,941	20,802
Total revenues	16,272,228	10,078,509

Cost of sales other than loss on inventories, net of subsidies	(16,086,578)	(12,401,043)
Impairment loss on inventories	(3,079,997)	—
Total Cost of sales	(19,166,575)	(12,401,043)
Gross profit (loss)	(2,894,347)	(2,322,534)

Research and development expenses	(214,687)	(259,666)
Selling, general and administrative expenses, net of subsidies	(10,553,734)	(16,014,634)
Impairment loss related to property, plant and equipment	(815,661)	(529,732)
Net gain on sale of assets	85,002	—
Loss from operating activities	(14,393,427)	(19,126,566)

Finance income	1,424	7,339
Finance costs	(916,522)	(358,116)
Loss on issuance of derivatives	(2,126,955)	—
Foreign exchange gains (losses)	1,407,285	(1,287,387)
Change in revaluation of marketable securities	—	(12,212)
Gain on revaluation of derivatives	9,523,700	1,933,330
	7,888,932	282,954
Loss before income taxes	(6,504,495)	(18,843,612)

Income tax expense	—	(12,098)
Net loss	(6,504,495)	(18,855,710)

Other comprehensive (loss) income
Net change in unrealized foreign currency (losses) gains on translation of net investments in foreign operations	(2,791,479)	1,976,562
Total other comprehensive (loss) income	(2,791,479)	1,976,562

Total comprehensive loss	$(9,295,974)	$(16,879,148)

Net loss attributable to:
Equity holders of the Corporation	$(4,284,350)	$(16,907,628)
Non-controlling interest	(2,220,145)	(1,948,082)
Net loss	$(6,504,495)	$(18,855,710)

Total comprehensive loss attributable to:
Equity holders of the Corporation	$(7,075,829)	$(14,931,066)
Non-controlling interest	(2,220,145)	(1,948,082)
Total comprehensive loss	$(9,295,974)	$(16,879,148)

Basic and diluted loss per share attributable to:
Equity holders of the Corporation	$(0.72)	$(3.56)
Non-controlling interest	$(0.37)	$(0.41)
Total loss per share	$(1.09)	$(3.97)

Basic and diluted weighted average number of common shares	5,958,266	4,744,685

Adjusted EBITDA1 reconciliation, in millions of dollars

	Three-month periods ended
	June 30, 2022	June 30, 2021

Net loss for the period	$(6.504)	$(18.856)
Add (deduct):
Depreciation and amortization	1.039	1.344
Revaluation of derivatives	(9.524)	(1.933)
Net finance costs	1.635	1.638
Equity classified stock-based compensation	2.706	3.080
Non-employee compensation related to warrants	—	0.093
Litigation provisions	(0.263)	0.116
Business acquisition and integration costs	—	1.048
CEO D&O insurance	(3.154)	—
Signing bonuses, severances and related costs	0.390	—
Write-down of inventories and deposits	3.080	—
Impairment loss on long-lived assets	0.816	0.530
Change in revaluation of marketable securities	—	0.012
Income tax expense (recovery)	—	0.012
Adjusted EBITDA[1]	$(9.779)	$(12.916)

1 The Adjusted EBITDA is not a standard measure endorsed by US GAAP requirements.

ADJUSTED EBITDA

Although the concept of Adjusted EBITDA is not a financial or accounting measure defined under US GAAP and it may not be comparable to other issuers, it is widely used by companies. Neptune obtains its Adjusted EBITDA measurement by adding to net loss, net finance costs (income) and depreciation and amortization, and income tax expense (recovery). Other items such as equity classified stock-based compensation, non-employee compensation related to warrants, litigation provisions, business acquisition and integration costs, signing bonuses, severances and related costs, impairment losses on non-financial assets, write-downs of non-financial assets, revaluations of derivatives, system migration, conversion and implementation, CEO directors and officers insurance, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back. The exclusion of net finance costs (income) eliminates the impact on earnings derived from non-operational activities. The exclusion of depreciation and amortization, stock-based compensation, non-employee compensation related to warrants, litigation provisions, impairment losses, write-downs revaluations of derivatives and other changes in fair values eliminates the non-cash impact, and the exclusion of acquisition costs, integration costs, signing bonuses, severance and related costs, costs related to cybersecurity and costs related to conversion from IFRS to US GAAP present the results of the on-going business. From time to time, the Company may exclude additional items if it believes doing so would result in a more effective analysis of underlying operating performance. In Q4 2022, the Company added the costs related to the conversion from IFRS to US GAAP as an adjustment to the definition of Adjusted EBITDA. Adjusting for these items does not imply they are non-recurring. For purposes of this analysis, the Net finance costs (income) caption in the reconciliation below includes the impact of the revaluation of foreign exchange rates.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a diversified health and wellness company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements include, among other things, statements with respect to the Company’s strategic review, expected cost savings, projected growth of Sprout and Biodroga, the success of the Company’s action plan, including the divestiture of the Company’s cannabis business, future increased revenues, expectations regarding expenses, cash needs, cash flow, liquidity and sources of funding, future expansion plans, initiatives and strategies of the Company, and the Company's performance, growth initiatives, profitability, future product launches and plans and gain in market share, as well as the timing for the filing of the Restated Filings.

These forward-looking statements are based on assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: the ability of the Company to successfully implement its strategic initiatives; implications of the COVID-19 pandemic on the Company's operations; fluctuations in general macroeconomic conditions; fluctuations in securities markets; changing consumer habits; the ability of the Company to successfully achieve its business objectives and cost cutting plans; plans for expansion; political and social uncertainties; inability to obtain adequate insurance to cover risks and hazards; the ability of the Company to obtain financing on acceptable terms, the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the ability of the Company to obtain financing on acceptable terms, expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations; employee relations; and the presence of laws and regulations that may impose restrictions in the markets where the Company operates. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Additional information regarding these and other risks and uncertainties relating to the Company's business are contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K dated July 7, 2022, for the year ended March 31, 2022.

Neither NASDAQ nor the Toronto Stock Exchange accepts responsibility for the adequacy or accuracy of this release.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Morry Brown, VP Investor Relations

Neptune Wellness Solutions, Inc.

m.brown@neptunecorp.com

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254